EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the 2009 First Quarter Earnings Release and Conference Call

    Earnings Release Date - Wednesday, April 29, 2009 After 5:30 pm
    Central Time
    Conference Call Date - Thursday, April 30, 2009 At 10:00 am Central
    Time

SPRINGFIELD, Mo., April 1, 2009 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its first quarter 2009 earnings as Wednesday, April 29, 2009, with a conference call to follow on Thursday, April 30, 2009.

The Company's first quarter 2009 earnings will be released after 5:30 p.m. central time on Wednesday, April 29, 2009, and can be viewed, after that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the first quarter of 2009, on Thursday, April 30, 2009, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. We invite interested analysts to join our call. The dial-in number for the call is (706) 643-0114 and the conference call ID number is 92621940.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,285 stores in 38 states as of December 31, 2008.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
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